Exhibit (b)(1)(viii)

EXECUTION VERSION

DEAL CUSIP 89147GAA9
REVOLVING LOAN CUSIP 89147GAB7

SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Seventh Amendment to Amended and Restated Credit Agreement (the “Amendment”) is made effective as of June 11, 2021, by and among TORTOISE ENERGY INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, BANK OF AMERICA, N.A., and THE BANK OF NOVA SCOTIA (each a “Bank” and, collectively, the “Banks”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”), as agent for the Banks hereunder (in such capacity, the “Agent”), and as lead arranger hereunder (in such capacity, the “Lead Arranger”). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(a)      The Banks and the Borrower are parties to an Amended and Restated Credit Agreement dated as of June 23, 2014, as amended by First Amendment to Amended and Restated Credit Agreement dated as of July 10, 2014, Second Amendment to Amended and Restated Credit Agreement dated as of June 15, 2015, Third Amendment to Amended and Restated Credit Agreement dated as of June 12, 2017, Fourth Amendment to Amended and Restated Credit Agreement dated as of May 29, 2018, Fifth Amendment to Amended and Restated Credit Agreement dated as of June 12, 2019, and Sixth Amendment to Amended and Restated Credit Agreement dated as of June 12, 2020 (as so amended and as may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).

(b)      The Borrower has requested certain modifications to the Credit Agreement and the Banks are willing to make such modifications, subject, however, to the terms, conditions and agreements set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Addition of Section 8.11 (Erroneous Payments). The following Section 8.11 is hereby added to the Credit Agreement:

8.11    Erroneous Payments.

(a)      If the Agent notifies a Bank or other holder of any Debt (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 8.11(b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Payment Recipient shall promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)      Without limiting Section 8.11(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):

(A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 8.11(b).

(c)      Each Lender Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Credit Document, or otherwise payable or distributable by the Agent to such Lender Party from any source, against any amount due to the Agent under Section 8.11(a) or under the indemnification provisions of this Agreement.

(d)      An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Debt, except to the extent such Erroneous Payment comprises funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

(e)       To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment.

(f)       Each party’s agreements under this Section 8.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Debt.

2.        Addition of Exhibit F. Exhibit F in the form attached as Exhibit F to this Amendment is hereby added to the Credit Agreement.

3.        Failure to Comply with Covenants; Waiver; Release.

(a)       Covenant Defaults. Borrower has advised the Banks that Borrower’s board of directors approved moving to a semi-annual and annual financial reporting structure. Because of this change, Borrower’s February 28, 2021, quarterly financial statements were not provided in accordance with Section 6.1(b)(1) of the Credit Agreement, which constitutes an Event of Default under Section 7.1(b) of the Credit Agreement (the “Covenant Defaults”). Borrower has requested that the Banks waive the Covenant Defaults.

(b)      Waiver. Subject to the terms, conditions and restrictions set forth in this Amendment, the Banks waive the Covenant Defaults. For the avoidance of doubt, and notwithstanding anything in this Amendment that is or may appear to be to the contrary, the Banks do not waive any prior Default or Event of Default or any other Default or Event of Default under the Credit Agreement or other Credit Documents. Without limiting the generality of the foregoing, nothing in this Amendment shall waive the Borrower’s obligation to comply with any other covenant under the Credit Agreement, or any other Credit Document or the Borrower’s obligation to comply with Section 6.1(b)(1) of the Credit Agreement at any other time.

Seventh Amendment to Credit Agreement

(c)       Consents, Waivers and Agreements by the Borrower. By executing this Amendment, the Borrower:

(i)      agrees that nothing in this Amendment shall constitute a waiver of any Default or Event of Default now existing under the Credit Agreement or any other Credit Document (in each case other than the Covenant Defaults), and that nothing in this Amendment shall impose any duty at any time on the Banks to waive any prior Default or Event of Default or any other Default or Event of Default under the Credit Agreement, whether such Default or Event of Default is similar to or different than the Covenant Defaults;

(ii)      agrees that the matters set forth in this Amendment shall not discharge, limit or otherwise impair the obligations or liabilities of the Borrower, and that all obligations of the Borrower are enforceable against the Borrower in accordance with the terms of the Credit Agreement and the other Credit Documents; and

(iii)    represents and warrants that (i) no Default or Event of Default under the Credit Agreement has occurred and is continuing or would exist after giving effect to this Amendment, and (ii) the Borrower does not have any defense, counterclaim or offset with respect to the Credit Agreement or the other Credit Documents.

(d)       Release. The Borrower, for and on behalf of itself and its legal representatives, successors and assigns, does waive, release, relinquish and forever discharge the Agent and each Bank, and each of their parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assigns (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies and executions of whatsoever kind, nature or description arising on or before the date of this Amendment, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, direct or indirect, which the Borrower, or its legal representatives, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including, without limitation, the Credit Documents, the administration of the Credit Documents, the negotiations relating to the Credit Agreement, this Amendment and the other Credit Documents executed in connection with the Credit Agreement and any other instruments and agreements executed by the Borrower in connection with the Credit Documents or this Amendment, arising on or before the date of this Amendment (collectively, “Claims”). The Borrower acknowledges that it is aware that it may discover facts different from or in addition to those it now knows or believes to be true with respect to the Claims, and agrees that the release contained in this Amendment is and will remain in effect in all respects as a complete and general release as to all matters released in this Amendment, notwithstanding any such different or additional facts. The Borrower agrees not to sue any Released Party or in any way assist any other person or entity in suing a Released Party with respect to any claim released in this Section.

4.        Addition of Defined Terms. The following defined terms are hereby added to Section 1.1 of the Credit Agreement:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (v) of Section 3.20(b).

“Benchmark” means, initially, LIBOR and/or the Libor Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR and/or the Libor Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 3.20(b).

Seventh Amendment to Credit Agreement

“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit F.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is LIBOR and/or the Libor Rate, the occurrence of:

(1)        a notification by the Agent to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR- based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as the then-current benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)        the joint election by the Agent and the Borrower to trigger a fallback from LIBOR and/or the Libor Rate and the provision by the Agent of written notice of such election to the Banks.

“Erroneous Payment” is defined in Section 8.11(a).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the applicable interest rate inclusive of any margin.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Payment Recipient” is defined in Section 8.11(a).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR and/or the Libor Base Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR and/or the Libor Base Rate, the time determined by the Agent in its reasonable discretion.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time), or in the case of an update to such rate by the SOFR Administrator, at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Seventh Amendment to Credit Agreement

“Term SOFR Notice” means a notification by the Agent to the Banks and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Agent at any time, in its sole discretion, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent, and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.20(b) that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

5.        Modification of Existing Definitions. The definitions of “Benchmark Replacement,” “Benchmark Replacement Adjustment,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event,” “Benchmark Unavailability Period,” “Libor Loan,” “Relevant Governmental Body,” and “Termination Date” set forth in Section 1.1 of the Credit Agreement are hereby deleted and are replaced with the following:

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)        the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)        the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)        the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Credit Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)        for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:

(a)        the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

Seventh Amendment to Credit Agreement

(b)        the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)        for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Libor Loan” and “Eurocurrency Borrowing,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)        in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)        in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)        in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Banks and the Borrower so long as the Agent has not received, by such time, written notice of objection to such Term SOFR Notice from the Borrower; or

(4)        in the case of an Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Banks, so long as the Agent has not received, by 5:00 p.m. (Kansas City time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Banks, written notice of objection to such Early Opt-in Election from the Banks.

Seventh Amendment to Credit Agreement

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)        a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such componentthereof); or

(3)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.20(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.20(b).

“Libor Loan” means any Loan for which the interest rate is determined on the basis of a Libor Rate (also referred to herein as “Eurocurrency Loan(s)” or “Eurocurrency Borrowing(s)”) or a Daily Reset Libor Rate (also referred to herein as “Daily Eurocurrency Loan(s)”).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

Seventh Amendment to Credit Agreement

“Termination Date” means June 12, 2023; provided, however, if such day is not a Business Day, the Termination Date shall be the immediately preceding Business Day.

6.        Modification of Section 3.20 (Inability to Determine Rates). Section 3.20 of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:

3.20    Availability of Types of Borrowings; Adequacy of Interest Rate.

(a)    Notwithstanding anything to the contrary in this Agreement or any other Credit Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Required Banks notify the Agent that the Required Banks have determined, that:

(i)     deposits of a type and maturity appropriate to match fund Eurocurrency Borrowings or Daily Eurocurrency Loans are not available to such Banks in the relevant market, or

(ii)    the interest rate applicable to Eurocurrency Borrowings or Daily Eurocurrency Loans for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Borrowings or Daily Eurocurrency Loans,

then the Agent shall suspend the availability of Eurocurrency Borrowings and Daily Eurocurrency Loans and require any affected Eurocurrency Borrowings and Daily Eurocurrency Loans to be repaid or converted to utilize the Base Rate inclusive of any margin as provided for in the Agreement.

(a)    Benchmark Replacement.

(i)     Benchmark Transition Event; Early Opt-in Election. Notwithstanding anything to the contrary herein or in any other Credit Document (and any swap agreement shall be deemed not to be a “Credit Document” for purposes of this Section 3.20(b)), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Agent to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks.

(ii)    Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Credit Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document; provided that, this clause (b)(ii) shall not be effective unless the Agent has delivered to the Banks and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

Seventh Amendment to Credit Agreement

(iii)   Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iv)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Banks of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Banks) pursuant to this Section 3.20(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 3.20(b).

(v)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then- current Benchmark is a term rate (including Term SOFR or LIBOR and/or the Libor Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi)   Benchmark Unavailability Period. Upon notice to the Borrower by the Agent in accordance with Section 9.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.20(b), the Borrower may revoke any request for a Eurocurrency Borrowing, or any request for the conversion or continuation of a Eurocurrency Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Borrowing or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

7.        Modification of Subsection (b) of Section 6.1 (Reporting Requirements). Subsection (b) of Section 6.1 of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:

(b)    Reporting Requirements. The Borrower shall furnish to the Agent:

(1)     Quarterly Statements. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC), a balance sheet of the Borrower as of the end of such fiscal quarter, the related statement of operations for such portion of the

Seventh Amendment to Credit Agreement

Borrower’s fiscal year then ended, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition of the Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(2)     Additional Statements Following the Second Fiscal Quarter. As soon as available, but in any event within 60 days after the end of the second fiscal quarter of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC) commencing with the fiscal quarter ended May 31, 2022, the statements of changes in net assets, and cash flows related to the statements required to be provided in Section 6.1(b)(1) for the portion of the Borrower’s fiscal year then ended, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the shareholders’ equity and cash flows of the Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(3)     Audited Year-End Statements. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC), a balance sheet of the Borrower as at the end of such fiscal year, and the related statements of operations, statement of changes in net assets, and cash flows for such fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(4)     Borrowing Base Certificate. So long as any Loan remains unpaid, and no later than the first (1st) Business Day of each calendar month, a Borrowing Base Certificate for the immediately preceding calendar month; and

(5)     Compliance Certificate. Together with the financial statements required under Sections 6.1(b)(1), 6.1(b)(2), and 6.1(b)(3) a Compliance Certificate signed by the Borrower’s chief executive officer, chief financial officer, treasurer, or controller showing the calculations necessary to determine compliance with this Agreement, certifying that all such calculations comply with GAAP, and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof; and

(6)     Other. Such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Agent may reasonably request from time to time.

All financial statements described in clauses (1) and (2) above shall be prepared in accordance with GAAP on a basis applied consistently with the financial statements of the Borrower delivered to the Agent for the period ending most immediately prior to the Closing Date, except that unaudited financial statements shall be subject to normal year-end audit adjustments and need not contain footnotes.

(a)    Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete in all material respects on the

Seventh Amendment to Credit Agreement

date hereof as if made on the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

(b)    Conditions Precedent to Amendment. Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

(a)     Amendment. This Amendment;

(b)    Opinions of Borrower’s Counsel. Opinions of counsel to Borrower in form and substance satisfactory to the Agent.

(c)     Secretary’s Certificate. A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Agent that, among other things, (i) that the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in the Credit Agreement have not been rescinded or otherwise modified and remain in full force and effect as of the date hereof, (ii) the articles of incorporation of the Borrower attached to the certificate remain in full force and effect and have not been amended or otherwise modified or revoked, and (iii) the Second Amended and Restated By-laws of the Borrower attached to the certificate remain in full force and effect and have not been amended or otherwise modified or revoked;

(d)    Form FR U-1. Form FR U-1 (Board of Governors of the Federal Reserve System) executed by Borrower regarding the credit facility; and

(e)     Additional Items. Such other documents and information as requested by Agent in conjunction with this Amendment.

(c)    No Other Amendments; No Waiver of Default. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms. By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.

(d)    Expenses/Fees. The Borrower agrees to pay and reimburse the Agent and/or the Banks for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Agent and the Banks.

(e)    Counterparts; Fax Signatures. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

(f)    Governing Law. This Amendment shall be governed by the same law that governs the Credit Agreement.

Seventh Amendment to Credit Agreement

K.S.A. §16-118 Required Notice.    This statement is provided pursuant to K.S.A. §16-118: “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:	(US Bank)
Creditor:	(Bank of Nova Scotia)
Creditor:	(Bank of America)
Debtor:

[signature page(s) to follow]

Seventh Amendment to Credit Agreement

K.S.A. §16-118 Required Notice. This statement is provided pursuant to K.S.A. §16-118: “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:	(US Bank)
Creditor:	(Bank of Nova Scotia)
Creditor:	(Bank of America)
Debtor:

[signature page(s) to follow]

Seventh Amendment to Credit Agreement

K.S.A. §16-118 Required Notice. This statement is provided pursuant to K.S.A. §16-118: “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:	(US Bank)
Creditor:	(Bank of Nova Scotia)
Creditor:	(Bank of America)
Debtor:

[signature page(s) to follow]

Seventh Amendment to Credit Agreement

K.S.A. §16-118 Required Notice. This statement is provided pursuant to K.S.A. §16-118: “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:	(US Bank)
Creditor:	(Bank of Nova Scotia)
Creditor:	(Bank of America)
Debtor:

[signature page(s) to follow]

Seventh Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION,
the Borrower
By:
	Name:	P. Bradley Adams
	Title:	Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Bank
By:
Name:
Title:
THE BANK OF NOVA SCOTIA,
as a Bank
By:
Name:
Title:
BANK OF AMERICA, N.A.,
as a Bank
By:
Name:
Title:

Seventh Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION,
the Borrower
By:
	Name:	P. Bradley Adams
	Title:	Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Bank
By:
	Name:	Lucas Bross
	Title:	Vice President
THE BANK OF NOVA SCOTIA,
as a Bank
By:
Name:
Title:
BANK OF AMERICA, N.A.,
as a Bank
By:
Name:
Title:

Seventh Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION,
the Borrower
By:
	Name:	P. Bradley Adams
	Title:	Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Bank
By:
Name:
Title:
THE BANK OF NOVA SCOTIA,
as a Bank
By:
	Name:	Aron Lau
	Title:	Director
BANK OF AMERICA, N.A.,
as a Bank
By:
Name:
Title:

Seventh Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION,
the Borrower
By:
	Name:	P. Bradley Adams
	Title:	Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Bank
By:
Name:
Title:
THE BANK OF NOVA SCOTIA,
as a Bank
By:
Name:
Title:
BANK OF AMERICA, N.A.,
as a Bank
By:
	Name:	Alok Jain
	Title:	Senior Vice President

Seventh Amendment to Credit Agreement

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

To:         U.S. Bank National Association, as Agent for the Banks party to the Agreement described below

This Compliance Certificate is furnished pursuant to the Credit Agreement dated as of June 23, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), between Tortoise Energy Infrastructure Corporation (the “Borrower”), the Banks party thereto and U.S. Bank National Association, as agent for the Banks. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am the duly elected or appointed [Specify Chief Executive Officer, Chief Financial Officer, Treasurer, or Controller] of the Borrower.

2.           I have reviewed the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.           The examinations described in paragraph 2 did not disclose, and I have no knowledge of, any Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4.           Schedule I hereto, which attaches financial statements as required by Section 6.1(b)(1) or Section 6.1(b)(2) of the Agreement, as applicable, sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement. I hereby certify that all of the data and computations contained in the financial statements attached in Schedule I are true, complete and correct, and I attest that all such financial statements conform with GAAP (except that unaudited financial statements shall be subject to normal year-end audit adjustments and may not contain footnotes.)

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

Seventh Amendment to Credit Agreement

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [•] day of [•], 20[•].

By:
Name:	[•]
Title:	[Specify Chief Executive Officer, Chief Financial Officer, Treasurer, or Controller]

Seventh Amendment to Credit Agreement

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [•], 20[•] with Section 6.1(b)(4) of the Agreement

[insert relevant financial statements as required under Sections 6.1(b)(1) and/or (b)(2)]

Seventh Amendment to Credit Agreement